Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned acknowledge and agree that the statement on Schedule 13D to which this joint filing agreement is attached is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Each of the undersigned further acknowledges and agrees that it is eligible to use Schedule 13D and that it is and shall be responsible for the timely filing of the statement on Schedule 13D to which this joint filing agreement is attached and all amendments thereto, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other person making the filing, except to the extent that it knows or has reason to believe that such information is inaccurate.

Date: September 22, 2010

W. R. GRACE & CO.

By:	/s/ MARK A. SHELNITZ
Name: Mark A. Shelnitz
Title: Vice President

W. R. GRACE & CO.-CONN.

By:	/s/ MARK A. SHELNITZ
Name: Mark A. Shelnitz
Title: Vice President

MALLARD ACQUISITION CORP.

By:	/s/ MARK A. SHELNITZ
Name: Mark A. Shelnitz
Title: Vice President